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                                                                    EXHIBIT 10.4



                             AMENDMENT TO WARRANT A3

      This Amendment (this "Amendment") is dated as of September 26, 2005 and amends the Warrant numbered A3, dated as of March 31, 2005 (the "Warrant"), issued by Emisphere Technologies Inc., a Delaware corporation (the "Company"), to MHR Capital Partners (100) LP, a Delaware limited partnership ("MHR").

                                   WITNESSETH

      WHEREAS, the Company previously issued to MHR the Warrant to purchase 114,114 shares of common stock of the Company, $0.01 par value per share (the "Common Stock"); and

      WHEREAS, the Company and MHR hereby wish to amend the terms of the Warrant pursuant to Section 13(a) of the Warrant on the terms set forth herein.

      NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION I

                            AMENDMENT TO THE WARRANT

      (a) Section 7(e)(i)(A)(1) of the Warrant is hereby amended in the following manner:

            (i) inserting the phrase "in effect on or prior to September 26, 2005 and" immediately after the phrase "stock option or stock purchase plans or agreements"; and

            (ii) inserting the phrase "and granted, sold or awarded in the ordinary course of business and consistent with past practice" after the phrase "approved by the Company's Board of Directors" and immediately prior to the semicolon.

      (b) Section 7(e)(i)(A)(2) of the Warrant is hereby deleted in its entirety and replaced with the following:

      for an aggregate consideration (determined pursuant to Section 7(e)(v) hereof) of not more than $10,000,000 during any 24-month period;

      (c) Section 7(e)(iv) is hereby amended in the following manner:

            (i) by deleting the word "In" and adding a "(a) Subject to the last sentence of subsection (b) below, in ..." at the beginning of the first sentence;

            (ii) by deleting the phrase "Exercise Price in effect on the date of and" in the fourth line of the first sentence and replacing it with "closing price per Share of Common Stock as reported on a publicly traded exchange ("MARKET PRICE") on the last full trading day";

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            (iii) by deleting the phrase "Exercise Price" in the tenth line of the first sentence and replacing it with "Market Price";

            (iv) by adding the following new subsection after the second paragraph of Section 7(e)(iv):

      (b) In the event the Company, at any time while this Warrant is outstanding, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(e)(iii)) with a purchase price, conversion price or exercise price, respectively, that is less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then and in each such case the then-existing Exercise Price shall be reduced, as of the close of business on the effective date of such issuance or sale, to the lowest purchase price, conversion price or exercise price at which any Additional Shares of Common Stock were issued or sold. In the event that both subsections
      (iv)(a) and (iv)(b) hereof may apply to any issuance, sale or deemed issuance or sale, then only this section (b) shall be deemed to apply to such transaction.

      (d) Section 7(j) is hereby amended and replaced in its entirety by the following:

                  Notwithstanding anything to the contrary in this Section 7, in no event will this Warrant be exercisable for a number of Warrant Shares that would cause the Holder's beneficial ownership of the outstanding Common Stock, Convertible Securities or Options, together with any affiliates of the Holder, to exceed 19.9% of the sum of (a) the number of Warrant Shares and (b) the issued and outstanding shares of Common Stock of the Company prior to any such exercise. In the event any exercise of this Warrant would contravene this provision, the number of shares of Common Stock for which this Warrant would otherwise be exercisable shall automatically be reduced accordingly.

                                   SECTION II

                                  MISCELLANEOUS

      (a) Ratification. Except as expressly amended hereby, all of the provisions of the Warrant shall otherwise remain in full force and effect to the same extent as if fully set forth herein.

      (b) Separate Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall constitute but one and the same instrument.


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                    EMISPHERE TECHNOLOGIES, INC.


                                    By: /s/ Elliot M. Maza
                                        ----------------------------------------
                                        Name: Elliot M. Maza
                                        Title: Chief Financial Officer


                                    MHR CAPITAL PARTNERS (100) LP
                                    By:   MHR Advisors LLC, its general partner


                                         By:/s/ Hal Goldstein
                                            ------------------------------------
                                            Name:  Hal Goldstein
                                            Title: Authorized Signatory